UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 1, 2009

WELLCARE HEALTH PLANS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32209	47-0937650
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
8735 Henderson Road, Renaissance One
	Tampa, Florida	33634
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 290-6200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 1, 2009, WellCare Health Plans, Inc. (the “Registrant”) received a notice (the “CMS Coordinated Care Notice”) from the Centers for Medicare & Medicaid Services (“CMS”) confirming that Contract H0117 between CMS and WellCare of Ohio, Inc., a wholly-owned subsidiary of the Registrant (“WCOH”), has been renewed for a period of one year ending on December 31, 2009.  Under the CMS Coordinated Care Notice, WCOH will continue to provide Medicare coordinated care plans in Ohio.  Included with the CMS Coordinated Care Notice was an addendum containing contractual provisions to implement the requirements of the Medicare Improvements for Patients and Providers Act of 2008 (MIPPA) for Medicare Advantage plans that offer prescription drug benefits.

A copy of the CMS Coordinated Care Notice and addendum are attached as Exhibit 10.1. A copy of Contract H0117 was filed as Exhibit 10.5 to the Current Report on Form 8-K filed by the Registrant on November 9, 2007.

Item 9.01               Financial Statements and Exhibits.

(a)   Financial Statements of Business Acquired.

None.

(b)   Pro Forma Financial Information.

None.

(c)   Shell Company Transactions.

None.

(d)   Exhibits.

The following exhibits are filed as part of this report:

10.1
Notice of 2009 Contract Renewal – Contract H0117 with Addendum to Contracts with Medicare Part D Sponsors Pursuant to Sections 1860D-42 of the Social Security Act for the Operation of a Voluntary Medicare Prescription Drug Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 7, 2009	WELLCARE HEALTH PLANS, INC. /s/ Heath Schiesser
Heath Schiesser
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1
Notice of 2009 Contract Renewal – Contract H0117 with Addendum to Contracts with Medicare Part D Sponsors Pursuant to Sections 1860D-42 of the Social Security Act for the Operation of a Voluntary Medicare Prescription Drug Plan